Registration No. 333-24009
--------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------


                       POST-EFFECTIVE AMENDMENT NO. 10 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                   MARY JOAN HOENE, VICE PRESIDENT AND COUNSEL
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                               PETER E. PANARITES
                         FREEDMAN, LEVY, KROLL & SIMONDS
                    1050 CONNECTICUT AVENUE, N.W., SUITE 825
                             WASHINGTON, D.C. 20036
                                 (202) 457-5100
-------------------------------------------------------------------------------

                                      NOTE
                                      ----

     This Post-Effective Amendment No. 10 ("PEA") to the Form S-3 Registration Statement No. 333-24009 ("Registration Statement") of The Equitable Life Assurance Society of the United States ("Equitable Life") is being filed solely for the purpose of including in the Registration Statement a Prospectus for the registrant's new Accumulator Express product. The PEA does not amend or delete the other Accumulator Prospectuses, dated May 1, 1999, or later, any Supplement thereto, or any other part of the Registration Statement.

Equitable Accumulator Express(SM)
A combination variable and fixed deferred annuity contract


Prospectus dated       , 1999

Please read and keep this prospectus for future
reference. It contains important information that
you should know before purchasing, or taking any
other action under your contract. Also, at the end
of this prospectus you will find attached the
prospectuses for The Hudson River Trust and EQ
Advisors Trust, which contain important
information about their Portfolios.
--------------------------------------------------------------------------------


WHAT IS THE EQUITABLE ACCUMULATOR EXPRESS?

Equitable Accumulator Express is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states.

--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o Alliance Money Market                 o JPM Core Bond
o Alliance High Yield                   o Lazard Large Cap Value
o Alliance Common Stock                 o Lazard Small Cap Value
o Alliance Aggressive Stock             o MFS Growth with Income
o Alliance Small Cap Growth             o MFS Research
o EQ/Alliance Premier Growth            o MFS Emerging Growth Companies
o BT Equity 500 Index                   o Merrill Lynch Basic Value Equity
o BT Small Company Index                o Merrill Lynch World Strategy
o BT International Equity Index         o Morgan Stanley Emerging Markets Equity
o Capital Guardian U.S. Equity          o EQ/Putnam Growth & Income Value
o Capital Guardian Research             o EQ/Putnam Investors Growth
o Capital Guardian International        o EQ/Putnam International Equity
o EQ/Evergreen
o EQ/Evergreen Foundation
--------------------------------------------------------------------------------

You may allocate amounts to any of the variable investment options. They, in turn, invest in a corresponding securities portfolio ("Portfolio") of The Hudson River Trust or EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related Portfolio. Each variable investment option is a subaccount of our Separate Account No. 49.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate we set. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

A contribution of at least $50 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated __________, 1999, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our Processing Office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.




THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

--------------------------------------------------------------------------------
2 CONTENTS OF THIS PROSPECTUS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Contents of this prospectus


EQUITABLE ACCUMULATOR EXPRESS(SM)
----------------------------------------------------------
Index of key words and phrases                           4
Who is Equitable Life?                                   5
How to reach us                                          6
Equitable Accumulator Express at a
 glance--key features                                    8

----------------------------------------------------------
FEE TABLE                                               10
----------------------------------------------------------
----------------------------------------------------------
Examples                                                13
----------------------------------------------------------

----------------------------------------------------------
1
CONTRACT FEATURES AND BENEFITS                          15
----------------------------------------------------------
How you can purchase and contribute to your contract    15
Owner and annuitant requirements                        17
How you can make your contributions                     17
What are your investment options under the contract?    17
Allocating your contributions                           21
Your right to cancel within a certain number of days    21

----------------------------------------------------------
2
DETERMINING YOUR CONTRACT'S VALUE                       23
----------------------------------------------------------
Your account value                                      23
Your contract's value in the variable investment
 options                                                23
Your contract's value in the fixed maturity
 options                                                23


----------------------------------------------------------
3
TRANSFERRING YOUR MONEY AMONG INVESTMENT
 OPTIONS                                                24
----------------------------------------------------------
Transferring your account value                         24
Dollar cost averaging                                   24
Rebalancing your account value                          24

--------------------------------------------------------------------------------

"We", "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

--------------------------------------------------------------------------------
                                                  CONTENTS OF THIS PROSPECTUS  3
--------------------------------------------------------------------------------


-----------------------------------------------------------
4
ACCESSING YOUR MONEY                                     26
-----------------------------------------------------------
Withdrawing your account value                           26
How withdrawals are taken from your account value        27
Surrendering your contract to receive its cash value     27
When to expect payments                                  27
Choosing your annuity payout options                     28


-----------------------------------------------------------
5
CHARGES AND EXPENSES                                     31
-----------------------------------------------------------
Charges that Equitable Life deducts                      31
Charges that the trusts deduct                           32
Group or sponsored arrangements                          33
Other distribution arrangements                          33


-----------------------------------------------------------
6
PAYMENT OF DEATH BENEFIT                                 34
-----------------------------------------------------------
Your beneficiary and payment of benefit                  34
How death benefit payment is made                        34
Beneficiary continuation option for Rollover IRA and
 Flexible Premium IRA contracts                          35


-----------------------------------------------------------
7
TAX INFORMATION                                          36
-----------------------------------------------------------
Overview                                                 36
Transfers among investment options                       36
Taxation of nonqualified annuities                       36
Special rules for NQ contracts issued in Puerto Rico     37
Individual retirement arrangements (IRAs)                38
Federal and state income tax withholding and information
 reporting                                               48
Impact of taxes to Equitable Life                        49


-----------------------------------------------------------
8
MORE INFORMATION                                         50
-----------------------------------------------------------
About our Separate Account No. 49                        50
About The Hudson River Trust and EQ Advisors Trust       50
About our fixed maturity options                         51
About the general account                                53
About other methods of payment                           53
Dates and prices at which contract events occur          54
About your voting rights                                 54
About our year 2000 progress                             55
About legal proceedings                                  55
About our independent accountants                        56
Transfers of ownership, collateral assignments, loans,
 and borrowing                                           56
Distribution of the contracts                            56


-----------------------------------------------------------
9
INVESTMENT PERFORMANCE                                   57
-----------------------------------------------------------
Benchmarks                                               57
Communicating performance data                           66


-----------------------------------------------------------
10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE          68
-----------------------------------------------------------




-----------------------------------------------------------
APPENDIX
-----------------------------------------------------------
Market value adjustment example                         A-1


-----------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS
-----------------------------------------------------------

--------------------------------------------------------------------------------
4  INDEX OF KEY WORDS AND PHRASES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Index of key words and phrases

This index should help you locate more information on the terms used in this prospectus.

                                          PAGE
 account value                             23
 annuitant                                 15
 annuity payout options                    28
 beneficiary                               34
 business day                              54
 cash value                                23
 conduit IRA                               42
 contract date                              9
 contract date anniversary                  9
 contract year                              9
 contributions to Roth IRAs                45
   regular contributions                   45
   rollover contributions                  46
   conversion contributions                46
   direct custodian-to-custodian
     transfers                             46
 contributions to traditional IRAs         38
   regular contributions                   39
   rollover contributions                  41
   direct custodian-to-custodian
     transfers                             41
 fixed maturity amount                     20
 fixed maturity options                    20
 Flexible Premium IRA                    cover
 Flexible Premium Roth IRA               cover
 IRA                                       38
 IRS                                       36
 investment options                        17
 market adjusted amount                    20
 market value adjustment                   20
 maturity value                            20
 minimum death benefit                     34
 NQ                                        36
 Portfolio                               cover
 Processing Office                          6
 rate to maturity                          20
 Required Beginning Date                   42
 Rollover IRA                            cover
 Roth Conversion IRA                     cover
 Roth IRA                                  45
 SAI                                     cover
 SEC                                     cover
 Substitution                              50
 TOPS                                       6
 traditional IRA                           38
 unit                                      23
 variable investment options               17


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract.

--------------------------------------------------------------------------------
PROSPECTUS                        CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
fixed maturity options            Guarantee Periods (Guaranteed fixed
                                  Interest Accounts in supplemental materials)
variable investment options       Investment Funds
account value                     Annuity Account Value
rate to maturity                  Guaranteed Rates
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       WHO IS EQUITABLE LIFE?  5
--------------------------------------------------------------------------------


Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated ("Equitable Companies"), whose majority shareholder is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract. During 1999, Equitable Companies plans to change its name to AXA Financial, Inc.

Equitable Companies and its consolidated subsidiaries managed approximately $390.8 billion in assets as of June 30, 1999. For over 100 years we have been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

--------------------------------------------------------------------------------
6  WHO IS EQUITABLE LIFE?
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


HOW TO REACH US

You may communicate with our Processing Office as listed below for any of the following purposes:


------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
------------------------------------------------
Equitable Accumulator Express
P.O. Box 13014
Newark, NJ 07188-0014

------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
------------------------------------------------
Equitable Accumulator Express
c/o First Chicago National Processing Center
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
------------------------------------------------
Equitable Accumulator Express
P.O. Box 1547
Secaucus, NJ 07096-1547

------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
------------------------------------------------
Equitable Accumulator Express
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

------------------------------------------------
REPORTS WE PROVIDE:
------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year);

o annual statement of your contract values as of the close of the contract year.

-------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") SYSTEM:
-------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options; and

o the daily unit values for the variable investment options.

You can also:

o change your allocation percentages and/or transfer among the investment options; and

o obtain or change your personal identification number (PIN).

TOPS is normally available seven days a week, 24 hours a day, by calling toll free 1-888-909-7770. Of course, for reasons beyond our control, the service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone are genuine. For example, we will require certain personal identification information before we will act on telephone instructions and we will provide written confirmation of your transfers. We will not be liable for following telephone instructions we reasonably believe to be genuine.


-------------------------------------------------------------------
BY INTERNET:
-------------------------------------------------------------------
You can also access information about your contract on the Internet. Please visit our Web site at http://www.equitable.com, and click on EQAccess.

--------------------------------------------------------------------------------
                                                       WHO IS EQUITABLE LIFE?  7
--------------------------------------------------------------------------------


-------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
-------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

You should send all contributions, notices, and requests to our Processing Office at the address above.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON
SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your registered representative;

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  withdrawal requests;

(6)  tax withholding election; and

(7)  election of the beneficiary continuation option.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE
FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options; and

(4)  contract surrender.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN
NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE
NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  dollar cost averaging;

(3)  rebalancing;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

--------------------------------------------------------------------------------
8  EQUITABLE ACCUMULATOR EXPRESS AT A GLANCE -- KEY FEATURES
--------------------------------------------------------------------------------

Equitable Accumulator
Express at a glance -- key
features

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL              Equitable Accumulator Express' variable investment options invest in 26 different Portfolios
INVESTMENT                managed by professional investment advisers.
MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY            o  10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS                   o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          o  Principal guarantees.
                             --  If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
-----------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES           o  On earnings inside                     No tax on any dividends, interest or capital gains
                            the contract                           until you make withdrawals from your contract or
                                                                   receive annuity payments.
                         ----------------------------------------------------------------------------------------------------
                         o  On transfers inside                    No tax on transfers among investment options.
                            the contract
                         ----------------------------------------------------------------------------------------------------
                         If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.
-----------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS     Minimum: $50 ($20 under our automatic investment program)

                         Maximum contribution limitations may apply.
-----------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY     o  Lump sum withdrawals
                         o  Several withdrawal options on a periodic basis
                         o  Contract surrender

                         You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                         You may also incur income tax and a tax penalty.
-----------------------------------------------------------------------------------------------------------------------------
PAYOUT ALTERNATIVES      o  Annuity payout options

                         o  Income Manager(R) payout annuity options
-----------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES      o  Dollar cost averaging

                         o  Automatic investment program

                         o  Account value rebalancing (quarterly, semiannually, and annually)

                         o  Unlimited free transfers
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     EQUITABLE ACCUMULATOR EXPRESS AT A GLANCE -- KEY FEATURES 9
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES

                          o  Daily charges on amounts invested in variable investment options for mortality and expense risks and administrative charges at an annual rate of 0.95%.

                          o  If your account value at the end of the contract year is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts ), we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more for NQ contracts (or $20,000 or more for
                             IRA contracts), we will not deduct the charge.

                          o  No sales charge deducted at the time you make contributions.

                          o  During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 10 % of your account value. We use the account value on the most recent contract date anniversary to calculate the 10% amount available.
                             The charge begins at 7% in the first contract year following a contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.

                             ------------------------------------------------------------------------------------------------
                             The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                             The "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution. Your contract date will be shown in your contract.
                             ------------------------------------------------------------------------------------------------
                          o  We deduct a charge for taxes such as premium taxes that may be imposed in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                          o  We generally deduct a $350 annuity administrative fee from amounts applied to purchase certain life annuity payout options.
                          o  Annual expenses of The Hudson River Trust and EQ Advisors Trust Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. These expenses include management and advisory fees ranging from 0.25% to 1.15% annually, 12b-1 fees of
                             0.25% annually, and other expenses.
-----------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES      NQ: 0-83
                          Rollover IRA, Flexible Premium Roth IRA, and Roth Conversion IRA: 20-83
                          Flexible Premium IRA: 20-70
-----------------------------------------------------------------------------------------------------------------------------

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO,
ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.

--------------------------------------------------------------------------------
10  FEE TABLE
--------------------------------------------------------------------------------

Fee table


--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges for taxes, such as premium taxes, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus. For a complete description of Portfolio charges and expenses, please see the attached prospectuses for The Hudson River Trust and EQ Advisors Trust.

The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                                                   0.70%
Administrative(2)                                                                                0.25%
                                                                                                 -----
Total annual expenses                                                                            0.95%

---------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
---------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(3)
 If your account value on a contract date anniversary is less than $25,000 for NQ contracts
  (or less than $20,000 for IRA contracts)                                                        $30
 If your account value on a contract date anniversary is $25,000 or more for NQ contracts
  (or $20,000 or more for IRA contracts)                                                          $0

---------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
---------------------------------------------------------------------------------------------------------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted if you surrender                Contract
your contract or make certain withdrawals. The withdrawal charge percentage we               year
use is determined by the contract year in which you make the withdrawal or                   1 .... 7.00%
surrender your contract. For each contribution, we consider the contract year in             2 .... 6.00%
which we receive that contribution to be "contract year 1")(4)                               3..... 5.00%
                                                                                             4 .... 4.00%
                                                                                             5 .... 3.00%
                                                                                             6 .... 2.00%
                                                                                             7 .... 1.00%
                                                                                             8+  .. 0.00%
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    FEE TABLE 11
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


THE HUDSON RIVER TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

---------------------------------------------------------------------------------------
                                                                           TOTAL
                                                                          ANNUAL
                              INVESTMENT                                 EXPENSES
                              MANAGEMENT                     OTHER    (AFTER EXPENSE
                            ADVISORY FEES   12B-1 FEES(5)  EXPENSES LIMITATION)(5)(6)
---------------------------------------------------------------------------------------
Alliance Money Market            0.35%          0.25%        0.02%         0.62%
Alliance High Yield              0.60%          0.25%        0.03%         0.88%
Alliance Common Stock            0.36%          0.25%        0.03%         0.64%
Alliance Aggressive Stock        0.54%          0.25%        0.03%         0.82%
Alliance Small Cap Growth        0.90%          0.24%        0.06%         1.20%
---------------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

-------------------------------------------------------------------------------------------------------
                                                                                            TOTAL
                                          INVESTMENT                       OTHER           ANNUAL
                                         MANAGEMENT &                     EXPENSES        EXPENSES
                                           ADVISORY                    (AFTER EXPENSE  (AFTER EXPENSE
                                            FEES(6)     12B-1 FEES(5)  LIMITATION)(6)  LIMITATION)(7)
-------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                   0.90%          0.25%           0.00%           1.15%
BT Equity 500 Index                          0.25%          0.25%           0.05%           0.55%
BT Small Company Index                       0.25%          0.25%           0.25%           0.75%
BT International Equity Index                0.35%          0.25%           0.40%           1.00%
Capital Guardian U.S. Equity                 0.65%          0.25%           0.05%           0.95%
Capital Guardian Research                    0.65%          0.25%           0.05%           0.95%
Capital Guardian International               0.75%          0.25%           0.20%           1.20%
EQ/Evergreen                                 0.75%          0.25%           0.05%           1.05%
EQ/Evergreen Foundation                      0.63%          0.25%           0.07%           0.95%
JPM Core Bond                                0.45%          0.25%           0.10%           0.80%
Lazard Large Cap Value                       0.55%          0.25%           0.15%           0.95%
Lazard Small Cap Value                       0.80%          0.25%           0.15%           1.20%
MFS Growth with Income                       0.55%          0.25%           0.05%           0.85%
MFS Research                                 0.55%          0.25%           0.05%           0.85%
MFS Emerging Growth Companies                0.55%          0.25%           0.05%           0.85%
Merrill Lynch Basic Value Equity             0.55%          0.25%           0.05%           0.85%
Merrill Lynch World Strategy                 0.70%          0.25%           0.25%           1.20%
Morgan Stanley Emerging Markets Equity       1.15%          0.25%           0.35%           1.75%
EQ/Putnam Growth & Income Value              0.55%          0.25%           0.05%           0.85%
EQ/Putnam Investors Growth                   0.55%          0.25%           0.15%           0.95%
EQ/Putnam International Equity               0.70%          0.25%           0.25%           1.20%
-------------------------------------------------------------------------------------------------------

------------

Notes:

(1)  A portion of this charge is for providing the death benefit.

(2) We reserve the right to increase this charge to a maximum annual rate of 0.35%.

--------------------------------------------------------------------------------
12  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


(3) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(4) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, and upon surrender of a contract.

(5) Portfolio shares are all subject to fees imposed under distribution plans (the "Rule 12b-1 Plans") adopted by The Hudson River Trust and EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The 12b-1 fee will not be increased for the life of the contracts. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio provides that Equitable Distributors, Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equaling 1.20%. Absent the expense limitation, the total annual expenses for 1998 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

(6) The fees and expenses shown for all Portfolios are for the year ended December 31, 1998. The investment management and advisory fees for each Portfolio of The Hudson River Trust may vary from year to year depending upon the average daily net assets of the respective Portfolio. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for The Hudson River Trust. The other direct operating expenses will also fluctuate from year to year depending on actual expenses.

(7) The investment management and advisory fees for each Portfolio of EQ Advisors Trust cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. However, EQ Financial Consultants, Inc. ("EQF"), EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each Portfolio. Under this agreement EQF has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the average daily net assets of each Portfolio as follows: 0.90% for EQ/Alliance Premier Growth; 0.30% for BT Equity 500 Index; 0.50% for BT Small Company Index; 0.75% for BT International Equity Index; 0.70% for Capital Guardian U.S. Equity and Capital Guardian Research; 0.95% for Capital Guardian International; 0.80% for EQ/Evergreen; 0.70% for EQ/Evergreen Foundation; 0.55% for JPM Core Bond; 0.70% for Lazard Large Cap Value; 0.95% for Lazard Small Cap Value; 0.60% for MFS Growth with Income, MFS Research, and MFS Emerging Growth Companies, and Merrill Lynch Basic Value Equity; 0.95% for Merrill Lynch World Strategy; 1.50% for Morgan Stanley Emerging Markets Equity; 0.60% for EQ/Putnam Growth & Income Value; 0.70% for EQ/Putnam Investors Growth; and 0.95% for EQ/Putnam International Equity. The expenses shown for the BT International Equity Index, BT Small Company Index, EQ/Putnam Investors Growth, and Lazard Large Cap Value Portfolios reflect an increase effective on May 1, 1999. During 1999, EQF plans to change its name to AXA Advisors, LLC.

     Absent the expense limitation, the "Other Expenses" for 1998 on an annualized basis for each of the Portfolios would have been as follows:
     0.33% for BT Equity 500 Index; 1.31% for BT Small Company Index; 0.89% for BT International Equity Index; 0.33% for JPM Core Bond; 0.40% for Lazard Large Cap Value; 0.49% for Lazard Small Cap Value; 0.25% for MFS Research; 0.24% for MFS Emerging Growth Companies; 0.26% for Merrill Lynch Basic Value Equity; 0.66% for Merrill Lynch World Strategy; 1.23% for Morgan Stanley Emerging Markets Equity; 0.24% for EQ/Putnam Growth & Income Value; 0.29% for EQ/Putnam Investors Growth; and 0.51% for EQ/Putnam International Equity. For the following Portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.74% for EQ/Alliance Premier Growth; 0.74% for Capital Guardian U.S. Equity and Capital Guardian Research; 1.03% for Capital Guardian International; 0.76% for EQ/Evergreen; 0.86% for EQ/Evergreen Foundation; and 0.59% for MFS Growth with Income. Initial seed capital was invested on December 31, 1998 for the EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income Portfolios. The EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International Portfolios commenced operations on May 1, 1999.

     Each Portfolio may at a later date make a reimbursement to EQF for any of the management fees waived or limited and other expenses assumed and paid by EQF pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio.

--------------------------------------------------------------------------------
                                                                    FEE TABLE 13
--------------------------------------------------------------------------------


EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges applicable to a mix of estimated contract sizes resulting in an administrative charge of $0.57 per $1,000.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                                         IF YOU SURRENDER      IF YOU DO NOT
                                         YOUR CONTRACT AT     SURRENDER YOUR
                                            THE END OF      CONTRACT AT THE END
                                        EACH PERIOD SHOWN,    OF EACH PERIOD
                                        THE EXPENSES WOULD  SHOWN, THE EXPENSES
                                                BE:              WOULD BE:
                                        ------------------- -------------------
                                         1 YEAR    3 YEARS   1 YEAR    3 YEARS
-------------------------------------------------------------------------------
The Hudson River Trust Options
-------------------------------------------------------------------------------
Alliance Money Market                    $87.08    $102.93   $17.08    $52.93
Alliance High Yield                      $89.80    $111.23   $19.80    $61.23
Alliance Common Stock                    $87.29    $103.57   $17.29    $53.57
Alliance Aggressive Stock                $89.17    $109.32   $19.17    $59.32
Alliance Small Cap Growth                $93.16    $121.37   $23.16    $71.37
-------------------------------------------------------------------------------
EQ Advisors Trust Options
-------------------------------------------------------------------------------
EQ/Alliance Premier Growth               $92.64    $119.79   $22.64    $69.79
BT Equity 500 Index                      $86.34    $100.69   $16.34    $50.69
BT Small Company Index                   $88.44    $107.09   $18.44    $57.09
BT International Equity Index            $91.06    $115.04   $21.06    $65.04
Capital Guardian U.S. Equity             $90.54    $113.45   $20.54    $63.45
Capital Guardian Research                $90.54    $113.45   $20.54    $63.45
Capital Guardian International           $93.16    $121.37   $23.16    $71.37
EQ/Evergreen                             $91.59    $116.62   $21.59    $66.62
EQ/Evergreen Foundation                  $90.54    $113.45   $20.54    $63.45
JPM Core Bond                            $88.97    $108.68   $18.97    $58.68
Lazard Large Cap Value                   $90.54    $113.45   $20.54    $63.45
Lazard Small Cap Value                   $93.16    $121.37   $23.16    $71.37
MFS Growth with Income                   $89.49    $110.27   $19.49    $60.27
MFS Research                             $89.49    $110.27   $19.49    $60.27
MFS Emerging Growth Companies            $89.49    $110.27   $19.49    $60.27
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
14  FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                         IF YOU SURRENDER      IF YOU DO NOT
                                         YOUR CONTRACT AT     SURRENDER YOUR
                                            THE END OF      CONTRACT AT THE END
                                        EACH PERIOD SHOWN,    OF EACH PERIOD
                                        THE EXPENSES WOULD  SHOWN, THE EXPENSES
                                                BE:              WOULD BE:
                                        ------------------- -------------------
                                         1 YEAR    3 YEARS   1 YEAR    3 YEARS
-------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity         $89.49    $110.27   $19.49    $60.27
Merrill Lynch World Strategy             $93.16    $121.37   $23.16    $71.37
Morgan Stanley Emerging Markets Equity   $98.93    $138.64   $28.93    $88.64
EQ/Putnam Growth & Income Value          $89.49    $110.27   $19.49    $60.27
EQ/Putnam Investors Growth               $90.54    $113.45   $20.54    $63.45
EQ/Putnam International Equity           $93.16    $121.37   $23.16    $71.37
-------------------------------------------------------------------------------


------------

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

IF YOU ELECT AN ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a life annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS 15
--------------------------------------------------------------------------------


1
Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $50 to purchase a contract. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.
--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE FOR
 CONTRACT          ANNUITANT ISSUE
 TYPE              AGES               SOURCE OF CONTRIBUTIONS                       LIMITATIONS ON CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
 NQ                 0 through 83      o  After-tax money.                           o  No additional contributions after
                                      o  Paid to us by check or transfer of            age 84.
                                         contract value in a tax-deferred
                                         exchange under Section 1035 of the
                                         Internal Revenue Code.
--------------------------------------------------------------------------------------------------------------------------------
Flexible Premium    20 through 70    o  "Regular" traditional IRA                   o  No regular IRA contributions in the
IRA                                     contributions.                                 calendar IRA year you turn age 70 1/2
                                                                                       1/2 and thereafter.
                                     o  Rollovers from a qualified plan.
                                                                                    o  Total regular contributions may not
                                     o  Rollovers from a TSA.                          exceed $2,000 for a year.

                                     o  Rollovers from another traditional          o  No additional rollover or direct
                                        individual retirement arrangement.             transfer contributions after age
                                                                                       71.
                                     o  Direct custodian-to-custodian transfers
                                        from another traditional individual         o  Rollover and direct transfer
                                        retirement arrangement.                        contributions after age 70 1/2 must
                                                                                       be net of required minimum
                                                                                       distributions.

                                     Although we accept rollover and direct transfer contributions under the Flexible Premium
                                     IRA contract, we intend that this contract be used for ongoing regular contributions.
--------------------------------------------------------------------------------------------------------------------------------
Rollover IRA        20 through 83    o  Rollovers from a qualified plan.            o  No rollover or direct transfer
                                     o  Rollovers from a TSA.                          contributions after age 84.
                                     o  Rollovers from another traditional          o  Contributions after age 70 1/2 must
                                        individual retirement arrangement.             be net of required minimum
                                     o  Direct custodian-to-custodian transfers        distributions.
                                        from another traditional individual         o  Regular IRA contributions are not
                                        retirement arrangement.                        permitted.

                                     Only rollover and direct transfer contributions are permitted under the Rollover IRA contract.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
16  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE FOR
 CONTRACT          ANNUITANT ISSUE
 TYPE              AGES               SOURCE OF CONTRIBUTIONS                       LIMITATIONS ON CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
Flexible Premium    20 through 83     o  Regular after-tax contributions.           o  No additional regular after-tax
Roth IRA                              o  Rollovers from another Roth IRA.              contributions after age 84.
                                      o  Conversion rollovers from a traditional    o  No additional rollover or direct
                                         IRA.                                          transfer contributions after age
                                      o  Direct transfers from another Roth IRA.       84.
                                                                                    o  Contributions are subject to income
                                                                                       limits and other tax rules. See
                                                                                       "Tax information--Contributions to
                                                                                       Roth IRAs."


                                      Although we accept rollover and direct transfer contributions under the Flexible
                                      Premium Roth IRA contract, we intend that this contract be used for ongoing regular contributions.
--------------------------------------------------------------------------------------------------------------------------------
 Roth Conversion    20 through 83     o  Rollovers from another Roth IRA.           o  No additional rollover or direct
 IRA                                  o  Conversion rollovers from a traditional       transfer contributions after age
                                      o  Direct transfers from another Roth IRA.    o  Conversion rollovers after age 70 1/2
                                                                                       must be net of required minimum
                                                                                       distributions for the traditional
                                                                                       IRA you are rolling over.
                                                                                    o  You cannot roll over funds from a
                                                                                       traditional IRA if your adjusted
                                                                                       gross income is $100,000 or more.
                                                                                    o  Regular after-tax contributions are
                                                                                       not permitted.

                                      Only rollover and direct transfer contributions are permitted under the Roth Conversion
                                      IRA contract.
--------------------------------------------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS 17
--------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA contracts the owner and annuitant must be the same person.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.
--------------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator Express NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the 26 variable investment options will depend on the investment performance of the underlying Portfolios. Listed below are the currently available Portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among 26 variable investment options.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
18  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
 PORTFOLIOS OF THE HUDSON RIVER TRUST
----------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                      OBJECTIVE                                   ADVISER
----------------------------------------------------------------------------------------------------------------------

 Alliance Money Market                High Level of current income while         Alliance Capital Management L.P.
                                      preserving assets and maintaining
                                      liquidity
----------------------------------------------------------------------------------------------------------------------
  Alliance High Yield                 High return by maximizing current          Alliance Capital Management L.P.
                                      income and, to the extent consistent
                                      with that objective, capital
                                      appreciation
----------------------------------------------------------------------------------------------------------------------
  Alliance Common Stock               Long-term growth of capital and            Alliance Capital Management L.P.
                                      increasing income
----------------------------------------------------------------------------------------------------------------------
 Alliance Aggressive Stock            Long-term growth of capital                Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth            Long-term growth of capital                Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
----------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                       OBJECTIVE                                  ADVISER
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth           Long-term growth of capital                Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
 BT Equity 500 Index                  Replicate as closely as possible           Bankers Trust Company
                                      (before deduction of Portfolio
                                      expenses) the total return of the
                                      Standard & Poor's 500 Composite Stock
                                      Price Index
----------------------------------------------------------------------------------------------------------------------
 BT Small Company Index               Replicate as closely as possible           Bankers Trust Company
                                      (before deduction of Portfolio
                                      expenses) the total return of the
                                      Russell 2000 Index
----------------------------------------------------------------------------------------------------------------------
 BT International Equity Index        Replicate as closely as possible           Bankers Trust Company
                                      (before deduction of Portfolio
                                      expenses) the total return of the
                                      Morgan Stanley Capital International
                                      Europe, Australia, Far East Index
----------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity*        Long-term growth of capital                Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research*           Long-term growth of capital                Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------
 Capital Guardian International*      Long-term growth of capital by             Capital Guardian Trust Company
                                      investing primarily in non-United
                                      States equity securities
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS 19
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
 PORTFOLIOS OF EQ ADVISORS TRUST
----------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                       OBJECTIVE                                              ADVISER
----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                         Capital appreciation                        Evergreen Asset Management Corp.
----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation             In order of priority, reasonable            Evergreen Asset Management Corp.
                                     income, conservation of capital, and
                                     capital appreciation
----------------------------------------------------------------------------------------------------------------------
 JPM Core Bond                       High total return consistent with           J. P. Morgan Investment Management
                                     moderate risk of capital and                Inc.
                                     maintenance of liquidity
----------------------------------------------------------------------------------------------------------------------
 Lazard Large Cap Value              Capital appreciation                        Lazard Asset Management
----------------------------------------------------------------------------------------------------------------------
 Lazard Small Cap Value              Capital appreciation                        Lazard Asset Management
----------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income              Reasonable current income and               Massachusetts Financial Services
                                     long-term growth of capital and             Company
                                     income
----------------------------------------------------------------------------------------------------------------------
 MFS Research                        Long-term growth of capital and             Massachusetts Financial Services
                                     future income                               Company
----------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth Companies       Long-term capital growth                    Massachusetts Financial Services
                                                                                 Company
----------------------------------------------------------------------------------------------------------------------
 Merrill Lynch Basic Value Equity    Capital appreciation and secondarily,       Merrill Lynch Asset Management, L.P.
                                     income
----------------------------------------------------------------------------------------------------------------------
 Merrill Lynch World Strategy        High total investment return                Merrill Lynch Asset Management, L.P.

----------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging  Markets    Long-term capital appreciation              Morgan Stanley Asset Management
 Equity
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value     Capital growth, current income is a         Putnam Investment Management, Inc.
                                     secondary objective
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors Growth          Long-term growth of capital and any         Putnam Investment Management, Inc.
                                     increased income that results from
                                     this growth
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity      Capital appreciation                        Putnam Investment Management, Inc.
----------------------------------------------------------------------------------------------------------------------

* May not currently be available in all states.

Other important information about the Portfolios is included in the separate prospectuses for The Hudson River Trust and EQ Advisors Trust attached at the end of this prospectus.

See "Proposed substitution of Portfolios" under "More information" for information regarding the proposed substitution of newly created Portfolios of EQ Advisors Trust for the Portfolios of The Hudson River Trust currently available under the variable investment options.

--------------------------------------------------------------------------------
20  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
Fixed maturity options ranging from one to ten years to maturity
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss the market value adjustment below and in greater detail later in this prospectus under "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2000 through 2009. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o    the rate to maturity is 3%; or

o for annuitants ages 76 or older, the fixed maturity option's maturity date is later than the February 15th immediately following the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

--------------------------------------------------------------------------------
                                              CONTRACT FEATURES AND BENEFITS 21
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, under "More information" later in this prospectus. The Appendix to this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions under your contract: self-directed and principal assurance.

SELF-DIRECTED ALLOCATION
You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.

PRINCIPAL ASSURANCE ALLOCATION
You can elect this allocation program with a minimum initial contribution of $5,000. You select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on July 15, 1999 you chose the fixed maturity option with a maturity date of February 15, 2009, since the rate to maturity was 5.56% on July 15, 1999, we would have allocated $5,949.36 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA or Flexible Premium IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information."

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS
If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

--------------------------------------------------------------------------------
22  CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


Generally, your refund will equal your account value under the contract and will reflect (i) any investment gain or loss in the variable investment options
(less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. However, some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our Processing Office, or your registered representative, can provide you with the cancellation instructions.

--------------------------------------------------------------------------------
                                            DETERMINING YOUR CONTRACT'S VALUE 23
--------------------------------------------------------------------------------


2
Determining your contract's
value

--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE

Your "account value" is the total of the values you have in the variable investment options and the market adjusted amounts in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the annual administrative charge and less any withdrawal charge that may apply if you surrender your contract. The 10% free withdrawal amount does not apply if you surrender your contract. Please see "Surrendering your contract to receive its cash value" under "Accessing your money."

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option, minus daily charges for mortality and expense risks and administrative expenses. On any day, your value in any variable investment option equals the number of units credited to your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless you make additional contributions, make a withdrawal, or transfer amounts among investment options. In addition, when we deduct the annual administrative charge and any withdrawal charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

--------------------------------------------------------------------------------
24  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS
--------------------------------------------------------------------------------


3
Transferring your money among investment options

--------------------------------------------------------------------------------


TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3%.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our Processing Office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We may, at any time, restrict the use of market timers and other agents acting under a power of attorney who are acting on behalf of more than one contract owner. Any agreements to use market timing services to make transfers are subject to our rules in effect at that time.

We will confirm all transfers in writing.

DOLLAR COST AVERAGING

Dollar cost averaging allows you to gradually transfer amounts from the Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

If your value in the Alliance Money Market option is at least $2,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $50. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                             ---------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

--------------------------------------------------------------------------------
                             TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 25
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. You must rebalance your entire account value in the variable investment options.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested and then cancel the rebalancing program.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

--------------------------------------------------------------------------------
26  ACCESSING YOUR MONEY
--------------------------------------------------------------------------------


4
Accessing your money

--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."

-------------------------------------------------------------------------------------
                                           METHOD OF WITHDRAWAL
-------------------------------------------------------------------------------------
                                                    SUBSTANTIALLY        MINIMUM
CONTRACT               LUMP SUM      SYSTEMATIC         EQUAL          DISTRIBUTION
-------------------------------------------------------------------------------------
NQ                        Yes           Yes               No                No
-------------------------------------------------------------------------------------
Rollover IRA              Yes           Yes              Yes               Yes
-------------------------------------------------------------------------------------
Flexible Premium
 IRA                      Yes           Yes              Yes               Yes
-------------------------------------------------------------------------------------
Roth Conversion IRA       Yes           Yes              Yes                No
-------------------------------------------------------------------------------------
Flexible Premium
 Roth IRA                 Yes           Yes              Yes                No
-------------------------------------------------------------------------------------

LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. The minimum amount you may withdraw is $300. If your account value is less than $500 after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS
(All contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly, and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

--------------------------------------------------------------------------------
                                                        ACCESSING YOUR MONEY  27
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA and Flexible Premium IRA contracts only -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250, or if less your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

--------------------------------------------------------------------------------
For Rollover IRA and Flexible Premium IRA contracts, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Choosing your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information."

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any

--------------------------------------------------------------------------------
28  ACCESSING YOUR MONEY
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

CHOOSING YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Express offers you several choices for receiving retirement income. Each choice enables you to receive fixed or, in some cases, variable annuity payments.

You can choose from among the six different annuity payout options listed below. Restrictions apply, depending on the type of contract you own.

------------------------------------------------------------
Annuity payout options        Life annuity
------------------------------------------------------------
                              Life annuity -- period certain
                              Life annuity -- refund certain
                              Period certain annuity
------------------------------------------------------------
 Income Manager payout        Life annuity with a period
 options                        certain
                              Period certain annuity
------------------------------------------------------------



ANNUITY PAYOUT OPTIONS

You can choose from among the following annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. A life annuity with a period certain of 10 years is the normal form of annuity under the contracts. The period certain cannot extend beyond the annuitant's life expectancy.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

All of the above payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

--------------------------------------------------------------------------------
                                                        ACCESSING YOUR MONEY  29
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

The life annuity, life annuity -- period certain, and life annuity -- refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

The following annuity payout options are available as variable annuities:

o    Life annuity (except in New York).

o    Life annuity -- period certain.

o    Joint and survivor life annuity (100% to survivor).

o    Joint and survivor life period certain annuity (100% to survivor).

Variable annuities may be funded through your choice of variable investment options investing in Portfolios of The Hudson River Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity Unit Values" in the SAI.

We may offer other payout options not outlined here. Your registered representative can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin.

Unless you choose a different payout option, we will pay annuity payments under a life annuity with a certain period of 10 years.

You can choose the date annuity payments begin but it may not be earlier than one year from the contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and whether it is fixed or variable, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s).

The amount we apply to provide annuity payments will depend on the type of payout option you select. If you select a payout option that provides for payments for the rest of the annuitant's life, then we will apply your account value. If you select a payout option that provides for payments for a period certain, then we will apply your cash value. However, if the period certain is more than five years, we will apply not less than 95% of the account value. Amounts in the fixed maturity options that are applied to a payout option before a maturity date will result in a market value adjustment.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

INCOME MANAGER PAYOUT OPTIONS

Two Income Manager payout options are also available. These are the Income Manager (Life Annuity with a Period Certain) and the Income Manager (Period Certain).

The Income Manager (Life Annuity with a Period Certain) provides guaranteed payments for the annuitant's life or for

--------------------------------------------------------------------------------
30  ACCESSING YOUR MONEY
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


the annuitant's life and the life of a joint annuitant. The Income Manager (Period Certain) provides payments for a specified period. The contract owner and annuitant must meet the issue age and payment requirements. Both Income Manager annuities provide guaranteed level payments (NQ and IRA contracts). The Income Manager (Life Annuity with a Period Certain) also provides guaranteed increasing payments (NQ contracts only).

If you apply only part of the account value of your contract to either of the Income Manager payout annuities we will consider it a withdrawal and may deduct a withdrawal charge. We will not deduct a withdrawal charge if you apply all of your account value at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals). However, a new withdrawal charge schedule will apply under the Income Manager annuity. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the Income Manager annuity will be "contract year 1." In addition, we will not deduct a withdrawal charge if you apply all of your account value from your Equitable Accumulator Express contract when the dollar amount of the withdrawal charge under such contract is 2% or less. This means that no withdrawal charge schedule will apply under the Income Manager payout annuity contract.

You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Income Manager annuity. No additional contributions will be permitted under an Income Manager (Life Annuity with a Period Certain).

You also may apply your account value to an Income Manager (Period Certain) annuity once withdrawal charges are no longer in effect under your contract. No withdrawal charges will apply under that Income Manager annuity.

The Income Manager annuities are described in a separate prospectus. Copies of the most current version are available from your registered representative. To purchase an Income Manager annuity we also require the return of your contract. We will issue an Income Manager annuity to put one of the payout annuities into effect. Depending upon your circumstances, this may be done on a tax-free basis. Please consult your tax adviser.

--------------------------------------------------------------------------------
                                                        CHARGES AND EXPENSES  31
--------------------------------------------------------------------------------


5
Charges and expenses
--------------------------------------------------------------------------------


CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option.

o    A mortality and expense risks charge

o    An administrative charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract. When we deduct these charges from the fixed maturity options, a market value adjustment may apply.

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o At the time annuity payments are to begin -- charges for state premium and other taxes. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.

MORTALITY AND EXPENSE RISKS CHARGE
We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is equivalent to an annual rate of 0.70% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE
We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charges described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.

ANNUAL ADMINISTRATIVE CHARGE
We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.

--------------------------------------------------------------------------------
32  CHARGES AND EXPENSES
--------------------------------------------------------------------------------


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                                  CONTRACT YEAR
--------------------------------------------------------------------------------
                      1       2      3       4      5       6      7      8+
--------------------------------------------------------------------------------
Percentage of
 contribution         7%     6%      5%     4%      3%     2%      1%     0%
--------------------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract.

Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

MINIMUM DISTRIBUTIONS. The withdrawal charge does not apply to withdrawals taken under our minimum distribution withdrawal option. However, those withdrawals are counted towards the 10% free withdrawal amount if you also make a lump sum withdrawal in any contract year.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

ANNUITY ADMINISTRATIVE FEE
We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.

CHARGES THAT THE TRUSTS DEDUCT

The Hudson River Trust and EQ Advisors Trust each deducts charges for the following types of fees and expenses:

o    Investment advisory fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

--------------------------------------------------------------------------------
                                                        CHARGES AND EXPENSES  33
--------------------------------------------------------------------------------


o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for The Hudson River Trust and EQ Advisors Trust following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of The Hudson River Trust or EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

--------------------------------------------------------------------------------
34  PAYMENT OF DEATH BENEFIT
--------------------------------------------------------------------------------


6
Payment of death benefit

--------------------------------------------------------------------------------


YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our Processing Office. We are not responsible for any beneficiary change request that we do not receive. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

The death benefit is equal to your account value, or, if greater, the minimum death benefit. The minimum death benefit is equal to your total contributions less withdrawals. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary who is the surviving spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant.

For Rollover IRA and Flexible Premium IRA contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership as discussed under "Beneficiary continuation option for Rollover IRA and Flexible Premium IRA contracts" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want the beneficiary to be the successor owner, you should name a successor owner. You may name a specific successor owner at any time by sending satisfactory notice to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout

--------------------------------------------------------------------------------
                                                    PAYMENT OF DEATH BENEFIT  35
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

options we offer at the time. See "Choosing your annuity payout options" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current minimum death benefit, if it is higher than the account value. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

BENEFICIARY CONTINUATION OPTION FOR ROLLOVER IRA AND FLEXIBLE PREMIUM IRA CONTRACTS

Upon your death under a Rollover IRA or Flexible Premium IRA contract, a non-spouse beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of the death benefit being paid in a single sum.

If you die AFTER the "Required Beginning Date" (see "Tax information") for required minimum distributions, the contract will continue if:

(a)  you were receiving minimum distribution withdrawals from this contract; and

(b) the pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available to them. You should contact our Processing Office for further information.

     If you die BEFORE the Required Beginning Date (and therefore you were not taking minimum distribution withdrawals under the contract), an eligible beneficiary may take minimum distribution withdrawals under the contract. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. That amount will be used to provide the withdrawals. If the eligible beneficiary elects as described in the next paragraph, these withdrawals will begin by December 31st of the calendar year following your death. These withdrawals will be based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. An eligible beneficiary can choose instead to continue the contract in your name without having to take annual withdrawals. If the beneficiary chooses this option, all amounts must be distributed from the contract by December 31 of the fifth calendar year following your death.

The designated beneficiary must be a natural person and of legal age at the time of election. The beneficiary must elect this option within 30 days following the date we receive proof of your death. If no election is made within 30 days to:
(1) receive the death benefit, or (2) continue the contract and take annual withdrawals as described above, or (3) defer payment of the account value for up to five years, the death benefit will be paid to the beneficiary according to our standard procedures.

While the contract continues in your name, the beneficiary may make transfers among the investment options. However, additional contributions will not be permitted and the death benefit provisions will no longer be in effect. Although the only withdrawals that will be permitted are minimum distribution withdrawals, the beneficiary may choose at any time to withdraw all of the account value and no withdrawal charges will apply.

--------------------------------------------------------------------------------
36  TAX INFORMATION
--------------------------------------------------------------------------------


7
Tax information

--------------------------------------------------------------------------------


OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Express contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA Roth Conversion IRA or Flexible Premium Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  37
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


of the payment. For variable annuity payments, your investment in the contract divided by the number of expected payments is your tax-free portion of each payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator Express NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Equitable Accumulator Express NQ contract.

Surrenders

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

Death benefit payments made to a beneficiary after your death

For the rules applicable to death benefits, see "Payment of death benefit" and "When an NQ contract owner dies before the annuitant" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your

--------------------------------------------------------------------------------
38  TAX INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are several types of IRAs, as follows:

o    "traditional IRAs," typically funded on a pre-tax basis;

o    Roth IRAs, first available in 1998, funded on an after-tax basis; and

o SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.ustreas.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

The Equitable Accumulator Express IRA contract has been approved by the IRS as to form for use as a traditional IRA. We have submitted the Roth IRA version for formal IRS approval. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Express IRA contract.

CANCELLATION

You can cancel an Equitable Accumulator Express IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. You can cancel an Equitable Accumulator Express Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Express Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our Processing Office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  39
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular traditional IRA, direct transfer, and rollover contributions may be made to a Flexible Premium IRA contract. We only permit direct transfer and rollover contributions under a Rollover IRA contract. See "Rollovers and transfers" below.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $31,000 and $41,000 in 1999. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

--------------------------------------------------------------------------------
40  TAX INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 1999, you determine AGI and subtract $31,000 if you are single, or $51,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

                                                                     the adjusted
                                                                     deductible
  ($10,000-excess AGI)     times      $2,000 (or earned     Equals   contribution
   divided by $10,000        x        income, if less)         =     limit
                         --------- ---------------------  ---------- ----------------

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o  regular contributions of more than $2,000; or


o regular contributions of more than earned incom/e for the year, if that amount is under $2,000; or

o  regular contributions to a traditional IRA made after you reach age 70 1/2;
   or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  41
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

You may also change your mind about amounts contributed as Roth IRA funds to traditional IRA funds, in accordance with special federal income tax rules, if you use the forms we prescribe. This is referred to as having "recharacterized" your contribution.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover

     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or

o required minimum distributions after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis

--------------------------------------------------------------------------------
42  TAX INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

between spouses or former spouses as a result of a court-ordered divorce or separation decree.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF
TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receives them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

     o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

     o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 -April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  43
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

first annual minimum distribution, then you will have to take two minimum distributions in that year -the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum

--------------------------------------------------------------------------------
44  TAX INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

SUCCESSOR ANNUITANT AND OWNER. If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  45
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Express Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

--------------------------------------------------------------------------------
46  TAX INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS. In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  47
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70 1/2.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o    Rollovers from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    "Qualified Distributions" from Roth IRAs; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Non-qualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

--------------------------------------------------------------------------------
48  TAX INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and

--------------------------------------------------------------------------------
                                                             TAX INFORMATION  49
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS
(WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

--------------------------------------------------------------------------------
50  MORE INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


8
More information

--------------------------------------------------------------------------------


ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding Portfolio of The Hudson River Trust and EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE HUDSON RIVER TRUST AND EQ ADVISORS TRUST

The Hudson River Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each trust issues different shares relating to each Portfolio.

The Hudson River Trust and EQ Advisors Trust do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a trust's shares are reinvested in full. The Boards of Trustee of The Hudson River Trust and EQ Advisors Trust each may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about The Hudson River Trust and EQ Advisors Trust, their investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plans relating to their Class IB shares, and other aspects of their operations, appears in their prospectuses attached at the end of this prospectus, or in their SAIs which are available upon request.

PROPOSED SUBSTITUTION OF PORTFOLIOS. We are asking the SEC to approve the substitution of newly created Portfolios of the EQ Advisors Trust for each of The Hudson River Trust Portfolios currently available under the variable investment options (the "Substitution"). The EQ Advisors Trust Portfolios will have substantially identical investment objectives, strategies, and policies as those of The Hudson River Trust Portfolios they would replace. The assets of any

--------------------------------------------------------------------------------
                                                            MORE INFORMATION  51
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Portfolio of The Hudson River Trust underlying your contract would be transferred to the substituted EQ Advisors Trust Portfolio.

We believe that this Substitution will be in your best interest because you would have a single set of variable investment options with similar advisory structures. You also will have a single EQ Advisors Trust prospectus for all the Portfolios, rather than the two separate prospectuses you now receive. EQ Financial Consultants Inc. will be the manager of the new EQ Advisors Trust Portfolios, and Alliance Capital Management L.P. will continue to provide the day-to-day advisory services to each of the new Portfolios.

You should note that:

o No action is required on your part. You will not need to vote a proxy, file a new election, or take any other action if the SEC approves the Substitution.

o The elections you have on file for allocating your account value and contributions will remain unchanged until you direct us otherwise.

o We will bear all expenses directly relating to the Substitution transaction.

o The management fees for the new Portfolios will be the same as those for the corresponding Portfolios of The Hudson River Trust. Certain of the new EQ Advisors Trust Portfolios may have slightly higher expense ratios.

o On the effective date of the Substitution transaction, your account value (i.e., the units you own) in the variable investment options will be the same as before the transaction.

o    The Substitution will have no tax consequences for you.

Please review the EQ Advisors Trust prospectus that accompanies this prospectus. It contains more information about EQ Advisors Trust, including its management structure, advisory arrangements, and general fees and expenses that will be of interest to you.

Subject to SEC approval, we expect the Substitution to be completed in the fall of 1999. It will affect everyone who has a balance in The Hudson River Trust Portfolios at that time. Of course, you may transfer your account value among the investment options, as usual.

We will notify you when we receive SEC approval and the Substitution is complete.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity for new allocations as of July 15, 1999 and the related price per $100 of maturity value were as follows:

----------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
  FEBRUARY 15TH   RATE TO MATURITY      PRICE
MATURITY DATE OF        AS OF        PER $100 OF
  MATURITY YEAR     JULY 15, 1999   MATURITY VALUE
----------------------------------------------------
       2000             3.36%           $98.07
       2001             4.37%           $93.42
       2002             4.70%           $88.78
       2003             5.09%           $83.67
       2004             5.18%           $79.30
       2005             5.29%           $74.95
       2006             5.37%           $70.83
       2007             5.40%           $67.07
       2008             5.50%           $63.12
       2009             5.56%           $59.49
----------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

--------------------------------------------------------------------------------
52  MORE INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

--------------------------------------------------------------------------------
                                                             MORE INFORMATION 53
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA, AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA or Roth Conversion IRA contracts.

AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our Processing Office.

--------------------------------------------------------------------------------
54  MORE INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day is any day the New York Stock Exchange is open for trading. We calculate unit values for our variable investment options as of the end of each business day. This usually is 4:00 p.m., Eastern time. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of The Hudson River Trust and EQ Advisors Trust we have the right to vote on certain matters involving the Portfolios, such as:

o    the election of trustees;

o    the formal approval of independent auditors selected for each trust; or

o any other matters described in the prospectuses for the trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Advisors Trust shares are sold only to our separate accounts and an affiliated qualified plan trust. The Hudson River Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Hudson River Trust Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what

--------------------------------------------------------------------------------
                                                             MORE INFORMATION 55
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT OUR YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. Equitable Life has completed the work of modifying or replacing non-compliant systems and has confirmed, through testing, that its systems are year 2000 compliant. Equitable Life has contacted third-party vendors and service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. All third-party vendors and service providers considered critical to Equitable Life's business have provided us confirmation of their year 2000 compliance or a satisfactory plan for compliance. With respect to vendors and service providers considered non-critical, we believe we are on schedule for substantially all such vendors and service providers to be confirmed by September 30, 1999 as year 2000 compliant or be the subject of a satisfactory plan for compliance. If such confirmation is not received by September 30, 1999, the vendor or service provider will be replaced, eliminated, or be the subject of contingency plans. Additionally, Equitable Life has supplemented its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures.

There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act, (P.L. 105-271) (1998).

ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.

--------------------------------------------------------------------------------
56  MORE INFORMATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


ABOUT OUR INDEPENDENT ACCOUNTANTS

The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our Processing Office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of an IRA contract except by surrender to us. Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation.

For limited transfers of ownership after the owner's death see "Payment of death benefit" and "Beneficiary continuation option for Rollover IRA and Flexible Premium IRA contracts." You may direct the transfer of the values under your IRA contract to another similar arrangement. Under federal income tax rules, in the case of such a transfer, we will impose a withdrawal charge, if one applies.

DISTRIBUTION OF THE CONTRACTS

Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $35,452,793 for 1998, $9,566,343 for 1997, and $87,157 for 1996, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

--------------------------------------------------------------------------------
                                                       INVESTMENT PERFORMANCE 57
--------------------------------------------------------------------------------


9
Investment performance

--------------------------------------------------------------------------------


We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the Portfolios in which they invest. We include these tables because they may be of general interest to you. THE RESULTS SHOWN REFLECT PAST PERFORMANCE. THEY DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. THEY ALSO DO NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all fees and charges under the contract, including the withdrawal charge, the annual administrative charge but do not reflect the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee.

Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all fees and charges under the contract, but do not reflect the withdrawal charge, the annual administrative charge or the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the Portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the Portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts are being offered for the first time as of the date of this prospectus.

In addition, we have adjusted the results prior to October 1996, when The Hudson River Trust Class IB shares were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since Portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the Portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed Portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charges, or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

--------------------------------------------------------------------------------
58  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill Index.

ALLIANCE HIGH YIELD: Merrill Lynch High Yield Master Index.

ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

ALLIANCE AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard &
 Poor's Mid-Cap Total Return Index.

ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.

BT EQUITY 500 INDEX: Standard & Poor's 500 Index.

BT SMALL COMPANY INDEX: Russell 2000 Index.

BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital International
 Europe, Australia, Far East Index.

CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.

CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.

CAPITAL GUARDIAN INTERNATIONAL: Morgan Stanley Capital International
 Europe, Australia, Far East Index.

EQ/EVERGREEN: Russell 2000 Index.

EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500 Index/40% Lehman
 Brothers Aggregate Bond Index.

JPM CORE BOND: Salomon Brothers Broad Investment Grade Bond.

LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index.

LAZARD SMALL CAP VALUE: Russell 2000 Index.

MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.

MFS RESEARCH: Standard & Poor's 500 Index.

MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.

MERRILL LYNCH BASIC VALUE EQUITY: Standard & Poor's 500 Index.

MERRILL LYNCH WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
 Morgan Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14% Salomon Brothers World Government Bond (excluding U.S.)/and 5% Three-Month U.S. Treasury Bill.

MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley Capital
 International Emerging Markets Free Price Return Index.

EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500 Index.

EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index.

EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital International
 Europe, Australia, Far East Index.
--------------------------------------------------------------------------------


   LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Express performance relative to other variable annuity products.

--------------------------------------------------------------------------------
                                                       INVESTMENT PERFORMANCE 59
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

---------------------------------------------------------------------------------------------------------------------
                                                                 LENGTH OF INVESTMENT PERIOD
                                         ----------------------------------------------------------------------------
                                                                                   SINCE        SINCE     PORTFOLIO
                                             1         3         5        10       OPTION     PORTFOLIO   INCEPTION
VARIABLE INVESTMENT OPTIONS                YEAR      YEARS     YEARS    YEARS    INCEPTION*    INCEPTION     DATE**
---------------------------------------------------------------------------------------------------------------------
Alliance Money Market                      (5.00)%    0.11%     0.78%    1.77%      (1.00)%       3.62%      7/13/81
---------------------------------------------------------------------------------------------------------------------
Alliance High Yield                       (15.15)%    6.24%     5.94%    7.76%       0.00%        7.03%      1/2/87
---------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                      18.27%    22.66%    18.00%   15.37%      16.22%       13.73%      1/13/76
---------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                  (9.88)%    5.61%     7.46%   16.13%      (1.06)%      14.94%      1/27/86
---------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                 (14.24)%      --        --       --        4.05%        4.05%       5/1/97
---------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                        14.46%       --        --       --       14.46%       14.46%     12/31/97
---------------------------------------------------------------------------------------------------------------------
BT Small Company Index                    (12.18)%      --        --       --      (12.18)%     (12.18)%    12/31/97
---------------------------------------------------------------------------------------------------------------------
BT International Equity Index               9.57%       --        --       --        9.57%        9.57%     12/31/97
---------------------------------------------------------------------------------------------------------------------
JPM Core Bond                              (1.17)%      --        --       --       (1.17)%      (1.17)%    12/31/97
---------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                      9.54%       --        --       --        9.54%        9.54%     12/31/97
---------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                    (16.79)%      --        --       --      (16.79)%     (16.79)%    12/31/97
---------------------------------------------------------------------------------------------------------------------
MFS Research                               13.47%       --        --       --       14.07%       14.07%       5/1/97
---------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies              23.57%       --        --       --       22.41%       22.41%       5/1/97
---------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity            1.31%       --        --       --        8.36%        8.36%       5/1/97
---------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy               (3.31)%      --        --       --       (0.14)%      (0.14)       5/1/97
---------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity    (36.16)%      --        --       --      (36.16)%     (29.85)%     8/20/97
---------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value             2.52%       --        --       --        8.59%        8.59%       5/1/97
---------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                 25.29%       --        --       --       24.44%       24.44%       5/1/97
---------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity              8.97%       --        --       --        8.51%        8.51%       5/1/97
---------------------------------------------------------------------------------------------------------------------

* The since inception dates for the variable investment options are as follows: Alliance Money Market, Alliance High Yield, Alliance Common Stock, and Alliance Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity (December 31, 1997).

** The inception dates for the Portfolios that became available on or after December 31, 1998 and are therefore not shown in the tables are:
    EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998); EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International (May 1, 1999).

--------------------------------------------------------------------------------
60  INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------
                                                        LENGTH OF INVESTMENT PERIOD
                                         ---------------------------------------------------------------
                                                                                              SINCE
                                             1            3           5           10        PORTFOLIO
VARIABLE INVESTMENT OPTIONS                 YEAR        YEARS       YEARS        YEARS     INCEPTION*
--------------------------------------------------------------------------------------------------------
Alliance Money Market                    $  949.98    $1,003.44   $1,039.58    $1,191.64    $ 1,896.30
--------------------------------------------------------------------------------------------------------
Alliance High Yield                      $  848.46    $1,199.02   $1,334.61    $2,112.25    $ 2,261.00
--------------------------------------------------------------------------------------------------------
Alliance Common Stock                    $1,182.73    $1,845.35   $2,287.83    $4,179.19    $19,281.51
--------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                $  901.18    $1,177.98   $1,432.82    $4,461.09    $ 6,109.06
--------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                $  857.57           --          --           --    $ 1,082.73
--------------------------------------------------------------------------------------------------------
BT Equity 500 Index                      $1,144.61           --          --           --    $ 1,144.61
--------------------------------------------------------------------------------------------------------
BT Small Company Index                   $  878.25           --          --           --    $   878.25
--------------------------------------------------------------------------------------------------------
BT International Equity Index            $1,095.71           --          --           --    $ 1,095.71
--------------------------------------------------------------------------------------------------------
JPM Core Bond                            $  988.30           --          --           --    $   988.30
--------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                   $1,095.42           --          --           --    $ 1,095.42
--------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                   $  832.09           --          --           --    $   832.09
--------------------------------------------------------------------------------------------------------
MFS Research                             $1,134.71           --          --           --    $ 1,301.26
--------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies            $1,235.75           --          --           --    $ 1,498.31
--------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity         $1,013.10           --          --           --    $ 1,174.23
--------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy             $  966.94           --          --           --    $   997.25
--------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity   $  638.44           --          --           --    $   492.15
--------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value          $1,025.15           --          --           --    $ 1,179.17
--------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth               $1,252.90           --          --           --    $ 1,548.55
--------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity           $1,089.73           --          --           --    $ 1,177.46
--------------------------------------------------------------------------------------------------------

------------

* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
                                                       INVESTMENT PERFORMANCE 61
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   TABLE 3
       ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

----------------------------------------------------------------------------------------------------------------
                                                                                                       SINCE
                                                                                                     PORTFOLIO
                                   1 YEAR    3 YEARS   5 YEARS    10 YEARS   15 YEARS    20 YEARS   INCEPTION*
----------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET               4.08%      4.10%     3.91%      4.32%       5.10%        --         5.80%
----------------------------------------------------------------------------------------------------------------
 Lipper Money Market                4.84%      4.87%     4.77%      5.20%         --         --         6.77%
----------------------------------------------------------------------------------------------------------------
 Benchmark                          5.05%      5.18%     5.11%      5.44%         --         --         6.76%
----------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                (6.28)%    10.02%     8.67%        --          --         --         9.17%
----------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield         (0.44)%     8.21%     7.37%      9.34%         --         --         8.97%
----------------------------------------------------------------------------------------------------------------
 Benchmark                          3.66%      9.11%     9.01%     11.08%         --         --        10.72%
----------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK              27.83%     26.07%    20.45%     17.21%      16.04%     17.18%       14.99%
----------------------------------------------------------------------------------------------------------------
 Lipper Growth                     22.86%     22.23%    18.63%     16.72%         --      16.30%       16.01%
----------------------------------------------------------------------------------------------------------------
 Benchmark                         28.58%     28.23%    24.06%     19.21%         --      17.76%       15.98%
----------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK          (0.90)%     9.41%    10.12%     17.46%         --         --        16.35%
----------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth             12.16%     16.33%    14.87%     15.44%         --         --        13.69%
----------------------------------------------------------------------------------------------------------------
 Benchmark                          8.28%     17.77%    15.56%     16.49%         --         --        14.78%
----------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH          (5.35)%       --        --         --          --         --        10.98%
----------------------------------------------------------------------------------------------------------------
 Lipper Small Company Growth       (0.33)%       --        --         --          --         --        16.72%
----------------------------------------------------------------------------------------------------------------
 Benchmark                          1.23%        --        --         --          --         --        16.58%
----------------------------------------------------------------------------------------------------------------
BT EQUITY 500 INDEX                23.94%        --        --         --          --         --        23.94%
----------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index              26.78%        --        --         --          --         --        26.78%
----------------------------------------------------------------------------------------------------------------
 Benchmark                         28.58%        --        --         --          --         --        28.58%
----------------------------------------------------------------------------------------------------------------
BT SMALL COMPANY INDEX             (3.24)%       --        --         --          --         --        (3.24)%
----------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                   1.53%        --        --         --          --         --         1.53%
----------------------------------------------------------------------------------------------------------------
 Benchmark                         (2.54)%       --        --         --          --         --        (2.54)%
----------------------------------------------------------------------------------------------------------------
BT INTERNATIONAL EQUITY INDEX      18.95%        --        --         --          --         --        18.95%
----------------------------------------------------------------------------------------------------------------
 Lipper International              12.17%        --        --         --          --         --        12.17%
----------------------------------------------------------------------------------------------------------------
 Benchmark                         20.00%        --        --         --          --         --        20.00%
----------------------------------------------------------------------------------------------------------------
JPM CORE BOND                       7.99%        --        --         --          --         --         7.99%
----------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Investment
 Grade Debt                         7.23%        --        --         --          --         --         7.23%
----------------------------------------------------------------------------------------------------------------
 Benchmark                          8.72%        --        --         --          --         --         8.72%
----------------------------------------------------------------------------------------------------------------
LAZARD LARGE CAP VALUE             18.92%        --        --         --          --         --        18.92%
----------------------------------------------------------------------------------------------------------------
 Lipper Capital Appreciation       24.16%        --        --         --          --         --        24.16%
----------------------------------------------------------------------------------------------------------------
 Benchmark                         28.58%        --        --         --          --         --        28.58%
----------------------------------------------------------------------------------------------------------------
LAZARD SMALL CAP VALUE             (7.95)%       --        --         --          --         --        (7.95)%
----------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                   1.53%        --        --         --          --         --         1.53%
----------------------------------------------------------------------------------------------------------------
 Benchmark                         (2.54)%       --        --         --          --         --        (2.54)%
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
62 INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                             TABLE 3 (CONTINUED)
       ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

-------------------------------------------------------------------------------------------------------------------
                                                                                                          SINCE
                                                                                                        PORTFOLIO
                                     1 YEAR     3 YEARS   5 YEARS    10 YEARS   15 YEARS    20 YEARS   INCEPTION*
-------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                          22.93%      --         --         --         --          --         23.25%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth                        25.82%      --         --         --         --          --         28.73%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                            28.58%      --         --         --         --          --         31.63%
-------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES         33.24%      --         --         --         --          --         33.57%
-------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                       15.97%      --         --         --         --          --         22.72%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                            (2.54)%     --         --         --         --          --         14.53%
-------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY      10.52%      --         --         --         --          --         16.22%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income               15.54%      --         --         --         --          --         21.32%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                            28.58%      --         --         --         --          --         31.63%
-------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY           5.81%      --         --         --         --          --          5.92%
-------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio      9.34%      --         --         --         --          --         11.15%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                            19.55%      --         --         --         --          --         20.00%
-------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
 EQUITY                              (27.71)%     --         --         --         --          --        (33.35)%
-------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets             (30.50)%     --         --         --         --          --        (36.28)%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                           (25.34)%     --         --         --         --          --        (28.92)%
-------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE       11.75%      --         --         --         --          --         16.50%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income               15.54%      --         --         --         --          --         21.32%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                            28.58%      --         --         --         --          --         31.63%
-------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INVESTORS GROWTH            34.99%      --         --         --         --          --         36.08%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth                        25.82%      --         --         --         --          --         28.73%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                            28.58%      --         --         --         --          --         31.63%
-------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL EQUITY        18.34%      --         --         --         --          --         16.41%
-------------------------------------------------------------------------------------------------------------------
 Lipper International                 12.17%      --         --         --         --          --          9.06%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                            20.00%      --         --         --         --          --         13.43%
-------------------------------------------------------------------------------------------------------------------

------------

* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
                                                       INVESTMENT PERFORMANCE 63
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   TABLE 4
       CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE
                                                                                                      PORTFOLIO
                                   1 YEAR    3 YEARS   5 YEARS    10 YEARS   15 YEARS    20 YEARS    INCEPTION*
------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET               4.08%     12.81%     21.14%     52.62%    110.84%          --       167.86%
------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                4.84%     15.34%     26.25%     66.09%        --           --       214.68%
------------------------------------------------------------------------------------------------------------------
 Benchmark                          5.05%     16.35%     28.27%     69.88%        --           --       214.45%
------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                (6.28)%    33.18%     51.57%        --         --           --       186.45%
------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield         (0.44)%    26.80%     43.00%    145.62%        --           --       182.21%
------------------------------------------------------------------------------------------------------------------
 Benchmark                          3.66%     29.90%     53.96%    186.01%        --           --       239.69%
------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK              27.83%    100.38%    153.56%    389.49%    830.91%    2,284.72%    2,373.10%
------------------------------------------------------------------------------------------------------------------
 Lipper Growth                     22.86%     84.52%    138.97%    388.00%        --     2,185.68%    3,490.04%
------------------------------------------------------------------------------------------------------------------
 Benchmark                         28.58%    110.85%    193.91%    479.62%        --     2,530.43%    2,919.92%
------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK          (0.90)%    30.98%     61.91%    399.92%        --           --       608.45%
------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth             12.16%     58.64%    102.73%    334.88%        --           --       448.32%
------------------------------------------------------------------------------------------------------------------
 Benchmark                          8.28%     63.35%    106.12%    360.30%        --           --       494.67%
------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH          (5.35)%       --         --         --         --           --        18.99%
------------------------------------------------------------------------------------------------------------------
 Lipper Small Company Growth       (0.33)%       --         --         --         --           --        28.98%
------------------------------------------------------------------------------------------------------------------
 Benchmark                          1.23%        --         --         --         --           --        29.23%
------------------------------------------------------------------------------------------------------------------
BT EQUITY 500 INDEX                23.94%        --         --         --         --           --        23.94%
------------------------------------------------------------------------------------------------------------------
Lipper S&P 500 Index               26.78%        --         --         --         --           --        26.78%
------------------------------------------------------------------------------------------------------------------
 Benchmark                         28.58%        --         --         --         --           --        28.58%
------------------------------------------------------------------------------------------------------------------
BT SMALL COMPANY INDEX             (3.24)%       --         --         --         --           --        (3.24)%
------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                   1.53%        --         --         --         --           --         1.49%
------------------------------------------------------------------------------------------------------------------
 Benchmark                         (2.54)%       --         --         --         --           --        (2.54)%
------------------------------------------------------------------------------------------------------------------
BT INTERNATIONAL EQUITY INDEX      18.95%        --         --         --         --           --        18.95%
------------------------------------------------------------------------------------------------------------------
 Lipper International              12.17%        --         --         --         --           --        12.23%
------------------------------------------------------------------------------------------------------------------
 Benchmark                         20.00%        --         --         --         --           --        20.00%
------------------------------------------------------------------------------------------------------------------
JPM CORE BOND                       7.99%        --         --         --         --           --         7.99%
------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Investment
 Grade Debt                         7.23%        --         --         --         --           --         7.23%
------------------------------------------------------------------------------------------------------------------
 Benchmark                          8.72%        --         --         --         --           --         8.72%
------------------------------------------------------------------------------------------------------------------
LAZARD LARGE CAP VALUE             18.92%        --         --         --         --           --        18.92%
------------------------------------------------------------------------------------------------------------------
 Lipper Capital Appreciation       24.16%        --         --         --         --           --        24.09%
------------------------------------------------------------------------------------------------------------------
 Benchmark                         28.58%        --         --         --         --           --        28.58%
------------------------------------------------------------------------------------------------------------------
LAZARD SMALL CAP VALUE             (7.95)%       --         --         --         --           --        (7.95)%
------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                   1.53%        --         --         --         --           --         1.53%
------------------------------------------------------------------------------------------------------------------
 Benchmark                         (2.54)%       --         --         --         --           --        (2.54)%
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
64 INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             TABLE 4 (CONTINUED)
       CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

------------------------------------------------------------------------------------------------------------------
                                                                                                          SINCE
                                                                                                        PORTFOLIO
                                     1 YEAR     3 YEARS   5 YEARS    10 YEARS   15 YEARS    20 YEARS   INCEPTION*
------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                          22.93%      --         --         --         --          --         41.74%
------------------------------------------------------------------------------------------------------------------
 Lipper Growth                        25.82%      --         --         --         --          --         52.86%
------------------------------------------------------------------------------------------------------------------
 Benchmark                            28.58%      --         --         --         --          --         57.60%
------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES         33.24%      --         --         --         --          --         62.08%
------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                       15.97%      --         --         --         --          --         42.16%
------------------------------------------------------------------------------------------------------------------
 Benchmark                            (2.54)%     --         --         --         --          --         25.40%
------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY      10.52%      --         --         --         --          --         28.51%
------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income               15.54%      --         --         --         --          --         15.59%
------------------------------------------------------------------------------------------------------------------
 Benchmark                            28.58%      --         --         --         --          --         57.60%
------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY           5.81%      --         --         --         --          --         10.08%
------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio      9.34%      --         --         --         --          --         19.41%
------------------------------------------------------------------------------------------------------------------
 Benchmark                            19.55%      --         --         --         --          --         33.33%
------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
 EQUITY                              (27.71)%     --         --         --         --          --        (42.51)%
------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets             (30.50)%     --         --         --         --          --        (45.67)%
------------------------------------------------------------------------------------------------------------------
 Benchmark                           (25.34)%     --         --         --         --          --        (36.71)%
------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE       11.75%      --         --         --         --          --         29.03%
------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income               15.54%      --         --         --         --          --         38.49%
------------------------------------------------------------------------------------------------------------------
 Benchmark                            28.58%      --         --         --         --          --         57.60%
------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INVESTORS GROWTH            34.99%      --         --         --         --          --         67.21%
------------------------------------------------------------------------------------------------------------------
 Lipper Growth                        25.82%      --         --         --         --          --         52.86%
------------------------------------------------------------------------------------------------------------------
 Benchmark                            28.58%      --         --         --         --          --         57.60%
------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL EQUITY        18.34%      --         --         --         --          --         28.85%
------------------------------------------------------------------------------------------------------------------
 Lipper International                 12.17%      --         --         --         --          --         15.88%
------------------------------------------------------------------------------------------------------------------
 Benchmark                            20.00%      --         --         --         --          --         23.42%
------------------------------------------------------------------------------------------------------------------

------------

* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
                                                       INVESTMENT PERFORMANCE 65
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN

------------------------------------------------------------------------------------------------------------------------------------
                                     1989      1990     1991      1992      1993      1994      1995     1996     1997      1998
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                7.88%     6.94%     4.92%     2.32%     1.73%     2.77%     4.48%    4.06%    4.16%    4.08%
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                  3.88%    (2.31)%   22.98%    10.96%    21.68%    (3.95)%   18.49%   21.40%   17.05%   (6.26)%
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK               24.10%    (9.22)%   36.24%     1.98%    23.33%    (3.31)%   30.87%   22.78%   27.67%   27.83%
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK           41.79%     6.87%    84.64%    (4.32)%   15.35%    (4.96)%   30.07%   20.73%    9.48%   (0.90)%
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH              --        --        --        --        --        --        --       --    25.71%   (5.35)%
------------------------------------------------------------------------------------------------------------------------------------
BT EQUITY 500 INDEX                    --        --        --        --        --        --        --       --       --    23.94%
------------------------------------------------------------------------------------------------------------------------------------
BT SMALL COMPANY INDEX                 --        --        --        --        --        --        --       --       --    (3.24)%
------------------------------------------------------------------------------------------------------------------------------------
BT INTERNATIONAL EQUITY INDEX          --        --        --        --        --        --        --       --       --    18.95%
------------------------------------------------------------------------------------------------------------------------------------
JPM CORE BOND                          --        --        --        --        --        --        --       --       --     7.99%
------------------------------------------------------------------------------------------------------------------------------------
LAZARD LARGE CAP VALUE                 --        --        --        --        --        --        --       --       --    18.92%
------------------------------------------------------------------------------------------------------------------------------------
LAZARD SMALL CAP VALUE                 --        --        --        --        --        --        --       --       --    (7.95)%
------------------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                           --        --        --        --        --        --        --       --    15.30%   22.93%
------------------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES          --        --        --        --        --        --        --       --    21.64%   33.24%
------------------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH BASIC VALUE EQUITY       --        --        --        --        --        --        --       --    16.28%   10.52%
------------------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY           --        --        --        --        --        --        --       --     4.04%    5.81%
------------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING
 MARKETS EQUITY                        --        --        --        --        --        --        --       --    (20.47)  27.71)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE        --        --        --        --        --        --        --       --    15.46%   11.75%
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INVESTORS GROWTH             --        --        --        --        --        --        --       --    23.86%   34.99%
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL EQUITY         --        --        --        --        --        --        --       --     8.88%   18.34%
------------------------------------------------------------------------------------------------------------------------------------

------------

+ Returns for these Portfolios represent less than 12 months of performance. The returns are as of each Portfolio inception date as shown in Table 1.

--------------------------------------------------------------------------------
66 INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the Portfolios and may compare the performance or ranking of those options and the Portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or Portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's                                      Money Management Letter
--------------------------------------------------------------------------------
Morningstar's Variable Annuity Sourcebook      Investment Dealers Digest
--------------------------------------------------------------------------------
Business Week                                  National Underwriter
--------------------------------------------------------------------------------
Forbes                                         Pension & Investments
--------------------------------------------------------------------------------
Fortune                                        USA Today
--------------------------------------------------------------------------------
Institutional Investor                         Investor's Business Daily
--------------------------------------------------------------------------------
Money                                          The New York Times
--------------------------------------------------------------------------------
Kiplinger's Personal Finance                   The Wall Street Journal
--------------------------------------------------------------------------------
Financial Planning                             The Los Angeles Times
--------------------------------------------------------------------------------
Investment Adviser                             The Chicago Tribune
--------------------------------------------------------------------------------
Investment Management Weekly
--------------------------------------------------------------------------------

Lipper Analytical Services, Inc. (Lipper) compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed Portfolios into 25 categories by Portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The yields and effective yields assume the deduction of all contract charges and expenses other than the withdrawal

--------------------------------------------------------------------------------
                                                       INVESTMENT PERFORMANCE 67
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

charge, the annual administrative charge, and any charge for taxes such as premium tax. See "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

--------------------------------------------------------------------------------
68 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------


10
Incorporation of certain documents by reference

--------------------------------------------------------------------------------

     Equitable Life's annual report on Form 10-K for the year ended December 31, 1998, current report on Form 8-K dated April 9, 1999, and quarterly report on Form 10-Q for the quarter ended March 31, 1999, are considered to be a part of this prospectus because they are incorporated by reference.

     After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

     Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

     We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

     Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

--------------------------------------------------------------------------------
                                   APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE A-1
--------------------------------------------------------------------------------


Appendix: Market value adjustment example

--------------------------------------------------------------------------------

   The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2000 to a fixed maturity option with a maturity date of February 15, 2009 (nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2004.

---------------------------------------------------------------------------------------------------------
                                                       ASSUMED RATE TO TO MATURITY ON FEBRUARY 15, 2004
                                                       --------------------------------------------------
                                                                      5.00%       9.00%
---------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2004 (BEFORE WITHDRAWAL)
---------------------------------------------------------------------------------------------------------
(1)Market adjusted amount                                           $144,048    $119,487
---------------------------------------------------------------------------------------------------------
(2)Fixed maturity amount                                            $131,080    $131,080
---------------------------------------------------------------------------------------------------------
(3)Market value adjustment:
   (1) -(2)                                                         $ 12,968    $(11,593)
---------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2004 (AFTER WITHDRAWAL)
---------------------------------------------------------------------------------------------------------
(4)Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                              $  4,501    $ (4,851)
---------------------------------------------------------------------------------------------------------
(5)Reduction in fixed maturity amount:
   [$50,000 -(4)]                                                   $ 45,499    $ 54,851
---------------------------------------------------------------------------------------------------------
(6)Fixed maturity amount: (2) -(5)                                  $ 85,581    $ 76,229
---------------------------------------------------------------------------------------------------------
(7)Maturity value                                                   $120,032    $106,915
---------------------------------------------------------------------------------------------------------
(8)Market adjusted amount of (7)                                    $ 94,048    $ 69,487
---------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

--------------------------------------------------------------------------------
Statement of additional information
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
TABLE OF CONTENTS


                                                                           PAGE

Unit Values                                                                 2
Annuity Unit Values                                                         2
Custodian and Independent Accountants                                       3
Yield Information for the Alliance Money Market Option and Alliance
 High Yield Option                                                          3
Long-Term Market Trends                                                     5
Key Factors in Retirement Planning                                          7
Financial Statements                                                        11


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR EXPRESS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator Express
  P.O. Box 1547
  Secaucus, NJ 07096-1547

  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

  Please send me an Equitable Accumulator Express SAI for Separate Account
  No. 49 dated      , 1999.

  -----------------------------------------------------------------------------
  Name:
  -----------------------------------------------------------------------------
  Address:
  -----------------------------------------------------------------------------
  City                      State    Zip



 (EDIEXPSAI 8/99)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of The Equitable Life Assurance Society of the United States ("Equitable Life") provide, in Article VII, as follows:

                  7.4 Indemnification of Directors, Officers and Employees. (a)
                      To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                  (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                 (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                      (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Form of The Hudson River Trust Sales Agreement by and among Equico Securities, Inc. (now EQ Financial Consultants, Inc.), The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and Separate Account No. 49 of The Equitable Life Assurance Society of the United States, incorporated by reference to Exhibit 1(c) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (d) Distribution and Servicing Agreement among Equico Securities (now EQ Financial Consultants, Inc.), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (e) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc., dated April 20, 1998, incorporated herein by reference to Exhibit No. 3(c) to Registration Statement (File No. 33-83750), filed on May 1, 1998.

                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement on Form S-3 (File No.
                                    333-24009) on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456) filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.

                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to the Registration Statement
                                    File No. 333-64749 on Form N-4, filed
                                    September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to the Registration Statement
                                    File No. 333-64751 on Form N-4, filed
                                    September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to the Registration Statement File No. 333-64749 on Form N-4, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to the Registration Statement File No. 333-64751 on Form N-4, filed September 30, 1998.

                           (f)(f) Form of Data Pages for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (g)(g) Form of Enrollment Form/Application for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 5 to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate General
                                    Counsel of Equitable, as to the legality of the securities being registered, previously filed with this Registration Statement (File
                                    No. 333-24009) on April 30, 1997.

                           (b) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                   (8)     (a)      Not applicable.

                  (23)     (a)      Consent of PricewaterhouseCoopers LLP.

                           (b)      Consent of Counsel (see Exhibit 5(a).


                           (c) Powers of Attorney, previously filed with this Registration Statement, File No. 333-24009, on April 30, 1999.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         As required by the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on August 13, 1999.

                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                           UNITED STATES
                                           (Registrant)

                                     By: /s/ Naomi J. Weinstein
                                             ------------------
                                             Naomi J. Weinstein
                                             Vice President
                                 The Equitable Life Assurance Society
                                         of the United States

         As required by the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.



PRINCIPAL EXECUTIVE OFFICERS:

*Michael Hegarty                            President, Chief Operating Officer and Director

*Edward D. Miller                           Chairman of the Board, Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                           Vice Chairman of the Board, Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:


/s/ Alvin H. Fenichel                       Senior Vice President and Controller
---------------------
Alvin H. Fenichel

August 13, 1999


DIRECTORS:

Francoise Colloc'h        Donald J. Greene            George T. Lowy
Henri de Castries         John T. Hartley             Edward D. Miller
Joseph L. Dionne          John H.F. Haskell, Jr.      Didier Pineau-Valencienne
Denis Duverne             Michael Hegarty             George J. Sella, Jr.
Jean-Rene Fourtou         Mary R. (Nina) Henderson    Peter J. Tobin
Norman C. Francis         W. Edwin Jarmain            Stanley B. Tulin
                                                      Dave H. Williams


*By: /s/Naomi J. Weinstein
     ---------------------
       Naomi J. Weinstein
       Attorney-in-Fact

August 13, 1999

                                  EXHIBIT INDEX


EXHIBIT NO.                                                                      TAG VALUE
-----------                                                                      ---------

23(a)           Consent of Independent Accountants.                             EX-99.23a

